UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2007

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26625	36-4116193
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 664-4100.

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective February 7, 2007, NovaMed, Inc. entered into a Sixth Amended and Restated Credit Agreement with National City Bank, as agent and lender, LaSalle Bank National Association, as documentation agent and lender, and Associated Bank, N.A., Charter One Bank, BMO Capital Markets Financing, Inc., The Northern Trust Company and JPMorgan Chase Bank, National Association as the other participating lenders. By amending our credit agreement, we increased the maximum commitment available under the agreement from $80 million to $125 million, and extended the expiration date by approximately seven months to February 5, 2010. The amended credit agreement also includes an option allowing us to increase the maximum commitment available to $150 million under certain conditions. Maximum borrowing availability and applicable interest rates under our credit agreement have always been calculated based on a ratio of our total indebtedness to our earnings before interest, taxes, depreciation and amortization (EBITDA), all as more fully defined in the agreement. The amended credit agreement provides for temporary increases in this ratio through September 30, 2008 for purposes of calculating our maximum borrowing availability. Interest on borrowings under the agreement are payable at an annual rate equal to our lender's published base rate plus the applicable borrowing margin ranging from 0% to 0.5% or LIBOR plus a range from 1.00% to 2.25%, varying depending upon our ratios and ability to meet other financial covenants. The credit agreement continues to contain covenants that include limitations on indebtedness, liens, capital expenditures, acquisitions, investments and share repurchases, as well as restrictions on the payment of dividends; however, certain of these limitations were changed to provide us with greater flexibility.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amended and Restated Credit Agreement which is filed herewith as Exhibit 10.49 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title

10.49	Sixth Amended and Restated Credit Agreement dated as of February 7, 2007, by and among NovaMed, Inc., National City Bank, as agent, and LaSalle National Bank Association, as documentation agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: February 13, 2007	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.49	Sixth Amended and Restated Credit Agreement dated as of February 7, 2007, by and among NovaMed, Inc., National City Bank, as agent, and LaSalle National Bank Association, as documentation agent